Exhibit 99.4

US SALT HOLDINGS, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Members of US Salt Parent Holdings, LLC and Subsidiaries
Opinion
We have audited the consolidated financial statements of US Salt Holdings, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Deloitte & Touche LLP

December 23, 2025

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2024 and 2023

	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$7,362,031	$10,702,575
Accounts receivable, net	13,514,707	13,363,297
Inventories	8,867,043	7,726,697
Prepaid expenses	1,068,828	1,281,500
Total Current Assets	30,812,609	33,074,069
Non-current Assets
Plant, property and equipment, net,	328,060,441	326,799,398
Goodwill	28,120,191	28,120,191
Intangibles, net	18,443,349	20,111,164
Operating lease right-of-use assets	1,608,264	1,064,591
Finance lease right-of-use assets	405,863	498,171
Other inventories	4,783,497	4,784,473
Total Non-current Assets	381,421,605	381,377,988
Total Assets	$412,234,214	$414,452,057
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable	$9,129,593	$8,142,311
Accrued liabilities	5,153,817	5,735,853
Current maturities of long-term debt	2,320,000	2,320,000
Current portion of operating lease liability	709,098	507,093
Current portion of finance lease liability	76,982	72,639
Total Current liabilities	17,389,490	16,777,896
Non-current Liabilities
Long-term debt, net of current maturities	215,776,672	222,281,823
Long-term portion of operating lease liability	897,997	569,313
Long-term portion of finance lease liability	343,350	420,331
Asset retirement obligations	751,834	549,171
Total Liabilities	235,159,343	240,598,534
Member’s Equity
Member’s units, 100 units issued and outstanding	185,446,903	187,252,081
Accumulated deficit	(8,372,032)	(13,398,558)
Total Member’s Equity	177,074,871	173,853,523
Total Liabilities and Member’s Equity	$412,234,214	$414,452,057

See Notes to Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Operations
December 31, 2024 and 2023

	2024	2023
Revenue	$123,088,183	$111,057,828
Cost of Revenue	79,912,121	73,495,864
Gross Profit	43,176,062	37,561,964
Selling, general and administrative expenses	13,348,529	12,273,350
Loss due to casualty	—	1,160,452
Loss on disposal of plant, property and equipment	255,678	383,435
Operating Income	29,571,855	23,744,727
Other Expenses
Interest expense	(24,413,242)	(25,670,607)
Foreign currency loss	(132,087)	(105,620)
Net Income (Loss)	$5,026,526	$(2,031,500)
Weighted average member units outstanding	100	100
Earnings (loss) per unit (basic and diluted)	$50,265.26	$(20,315.00)

See Notes to Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Member’s Equity
December 31, 2024 and 2023

	Member Units		Accumulated Deficit	Total Member’s Equity
	Units	Amount
Balance, January 1, 2023	100	$186,972,804	$(11,367,058)	$175,605,746
Member’s contributions	—	279,277	—	279,277
Net loss	—	—	(2,031,500)	(2,031,500)
Balances, December 31, 2023	100	187,252,081	(13,398,558)	173,853,523
Member’s contributions	—	7,813,588	—	7,813,588
Member’s distributions	—	(9,618,766)	—	(9,618,766)
Net income	—	—	5,026,526	5,026,526
Balances, December 31, 2024	100	$185,446,903	$(8,372,032)	$177,074,871

See Notes to Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
December 31, 2024 and 2023

	2024	2023
Cash Flow from Operating Activities
Net income (loss)	$5,026,526	$(2,031,500)
Adjustments to reconcile net income (loss) to net cash from
operating activities:
Depreciation, depletion, and amortization	13,545,094	11,278,224
Loss due to casualty	816,902	1,160,452
Gain from insurance recovery	(816,902)	—
Amortization of debt issuance cost	814,849	912,932
Bad debt expense	234,359	75,173
Unit-based compensation expense	548,602	279,277
Loss on disposals	255,678	383,435
Non-cash lease expense	699,702	698,404
Amortization of finance right-of-use assets	92,308	32,207
Interest on finance leases	48,857	16,694
Accretion of asset retirement obligation	78,479	96,252
Changes in operating assets and liabilities:
Accounts receivable	(385,769)	(2,504,905)
Inventory	(1,140,346)	871,370
Prepaid expenses	212,672	(264,308)
Other inventories	976	(520,444)
Accounts payable	1,104,959	3,375,686
Operating lease liabilities	(712,686)	(701,545)
Accrued liabilities	(582,036)	2,377,017
Net Cash Provided by Operating Activities	19,842,224	15,534,421
Cash Flow from Investing Activities
Purchases of plant, property, and equipment	(13,387,493)	(9,335,678)
Net cash Used in Investing activities	(13,387,493)	(9,335,678)
Cash Flow from Financing Activities
Repayment of principal on term loan	(7,320,000)	(2,320,000)
Repayment of principal of finance leases obligations	(121,495)	(48,901)
Member’s contributions	7,264,986	—
Member’s distributions	(9,618,766)	—
Net Cash Used in Financing Activities	(9,795,275)	(2,368,901)
Net Change in Cash and Cash Equivalents	(3,340,544)	3,829,842
Cash and Cash Equivalents, Begin of Year	10,702,575	6,872,733
Cash and Cash Equivalents, End of Year	7,362,031	10,702,575
Supplemental cash flow information
Cash paid for interest	$24,158,783	$24,818,556
Supplemental non-cash investing and financing information:
Noncash contribution of US Salt Parent Holdings, LLC related to unit-based compensation expense	$548,602	$279,277
Plant, property and equipment in accounts payable	$(117,677)	$892,304
Additions and changes in asset retirement obligations	$(124,184)	$237,658

See Notes to Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Note 1. Nature of operations and basis of presentation
Nature of Business – On July 19, 2021, US Salt Holdings, LLC was formed and incorporated in Delaware and purchased 100% of the outstanding membership interest in US Salt Investors, LLC, which owns 100% of US Salt, LLC. Emerald Lake Capital LP (“Emerald Lake”) together with Emerald Lake Pearl Acquisition, LP, Emerald Lake Pearl Acquisition-A, LP, and Emerald Lake Pearl Holding LLC indirectly purchased approximately 99.5% of the Class A incentive units of US Salt Parent Holdings, LLC (“Parent Holdings”) from EL US Salt Aggregator, LP (“Aggregator”). Parent Holdings and Aggregator own 99% and 1% (collectively “Emerald Lake Investment”), respectively, of US Salt Intermediate Holdings, LLC (“Intermediate Holdings”), which owns 100% of US Salt Holdings, LLC.
US Salt Holdings, LLC and its subsidiaries (“US Salt,” the “Company,” “we,” “us,” “our”) operates a single solution mining facility located in Watkins Glen, New York. The Company mines, processes, packages and sells a range of evaporated salt products used for food and food processing, pharmaceutical, water softening and industrial applications mainly in the U.S. and Canada, and other countries in North America. The Company’s primary products include round cans of salt, packaged pellets, packaged granulated salt, and medical grade salt. The Company’s customers primarily include national retail chains, pharmaceutical companies, food service operators, and independent distributors.
Basis of Presentation – The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
Note 2. Significant accounting policies
The following is a summary of the significant accounting policies and principles used in the preparation of the consolidated financial statements:
Use of Estimates
The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as contingent assets and liabilities, as of the date of the consolidated financial statements and the reported amounts of revenue and expenses for the reporting periods then ended. Actual results could vary from the estimates and assumptions that were used. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates and assumptions will be reflected in the consolidated financial statements in future periods.
Significant estimates embedded in the consolidated financial statements include, but not limited to, revenue recognition, impairment analysis of goodwill, depletion of salt reserves, and impairment of long-lived assets and finite-lived intangible assets.
Revenue Recognition
Nature of Revenue Source – The Company manufactures and sells a range of branded and private label evaporated salt products to nationwide retailers, pharmaceutical companies, foodservice operators, and independent distributors. When the Company enters into a sale arrangement with a customer, it believes it is probable that it will collect substantially all the consideration to which it will be entitled in exchange for the goods that will be transferred to the customer. The Company’s customer contracts identify the product, quantity, price, payment terms, and final delivery terms. Payment terms sometimes include early-pay discounts. Although some payment terms may be extended, no terms beyond one year are granted at contract inception.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
The Company determines revenue recognition through the following steps:
•	Identification of the contract, or contracts, with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, the Company satisfies a performance obligation.
Revenue Recognition – Revenue is recognized at the point in time when control is transferred to the customer. In general, control transfers to a customer when the product is shipped or delivered to the customer based upon applicable shipping terms, as the customer can direct the use and obtain substantially all the remaining benefits from the product at this point in time. The Company’s revenue is reported as net revenue and is measured as the determinable transaction price, net of any variable consideration such as discounts, sales incentives, rights to return product, and any taxes collected from customers and remitted to governmental authorities.
Performance Obligations – A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The contract’s transaction price is allocated to the performance obligations and recognized as revenue when the performance obligations are satisfied. Substantially all our contracts are of a short-term nature and contain a single performance obligation. Shipping and handling costs associated with outbound freight, including shipping and handling costs after control over a product is transferred to a customer are accounted for as a fulfillment cost as incurred and are not considered to be a separate performance obligation. Shipping and handling costs recorded as a component of cost of revenues were approximately $9.6 million and $9.7 million for the years ended December 31, 2024 and 2023, respectively.
Contract Estimates – Most contracts include some form of variable consideration. The most common forms of variable consideration include discounts, rebates, and sales returns and allowances. Variable consideration is treated as a reduction in revenue when product revenue is recognized. The Company uses the most likely amount method to determine the variable consideration. The Company believes there will not be significant changes to estimates of variable consideration when any related uncertainties are resolved with customers. The Company reviews and updates its estimates and related accruals of variable consideration each reporting period based on the terms of the agreements, historical experience, and any recent changes in the market. Any uncertainties in the ultimate resolution of variable consideration due to factors outside of the Company’s influence are typically resolved within a short timeframe therefore not requiring any additional constraint on the variable consideration.
Approximately 99% of the Company’s revenue are generated from North America, and 93% of which is from domestic sales for the years ended December 31, 2024 and 2023. The Company offers customers limited right of return for its non-conforming products in the event of defects. Customer remedies may include either a cash refund or product exchange. Accordingly, the estimated right of return and related refund liability is recorded as a reduction in revenue. Return estimates are reviewed and updated in each reporting period based on historical sales and return experiences. Contract asset and liability balances as of December 31, 2024 and 2023 are immaterial.
Cost of Revenue
Cost of revenue reflects the costs to produce our products, which primarily consists of labor, employee benefits, materials, depreciation and depletion, shipping and handling, and overhead. Cost of revenue is capitalized in inventory and expensed when control is transferred to the customer.
Accounts Receivable, Net and Allowance for Expected Credit Losses
Accounts receivable, net of allowance are uncollateralized customer obligations billed under contract terms. Accounts receivables are stated at their net realizable value. The Company estimates an allowance for credit losses based upon the evaluation of several factors including related ages of past due receivables, customer type, customer credit worthiness, knowledge of a customer’s financial conditions, historical collection experience, current economic factors, and other

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
factors relevant to assessing the expected credit losses. The Company records uncollectible amounts against the allowance for credit losses once management determines the amount to be uncollectible.
Cash and Cash Equivalents
The Company considers cash on deposit and all highly liquid investments and securities with maturities of three months or less at the time of purchase to be considered cash equivalents. The Company maintains its cash and cash equivalents in accounts in various banks and financial institutions.
Concentration of Credit and Customer Risk
The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash and accounts receivable.
Cash balances at various times during the year may exceed the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the credit ratings of financial institutions where its cash deposits are held, and has not incurred any losses related to such deposits.
The Company can, at times, be subject to a concentration of credit risk with respect to outstanding accounts receivable. The Company’s customers are located throughout the United States through various channels including national retail chains, pharmaceutical companies, food service operators, and independent distributors. Although the Company generally grants credit without collateral, management believes that its contract acceptance, billing and collection policies are adequate to minimize material credit risk. The Company has one major customer which accounted for over 10 percent of accounts receivable as of December 31, 2024 and December 31, 2023. The company also has one major customer, which accounts for over 10% of revenue for the years ended December 31, 2024 and December 31, 2023.
Inventories and Other Inventories
Salt is reported as inventory at the point in time it is extracted from the brine well. Salt inventories, packaging, supplies, and maintenance materials are valued at the lower of cost or net realizable value, with cost determined on standard costing method. Substantially all costs associated with the production of finished goods, such as labor, supplies, equipment cost, inbound freight and overhead (including depletion of salt reserves), are captured as inventory costs.
Maintenance materials are expensed as consumed or capitalized into plant, property and equipment if it meets the criteria of a capital expenditure. Additionally, maintenance materials that are not expected to be used in the next twelve months from the balance sheet date are recorded as other inventories in the Consolidated Balance Sheets.
Management monitors inventory levels and adjusts valuation for slow-moving, shrinkage, obsolescence, and markdowns. The Company accounts for slow-moving or obsolete inventory that is established based on management’s estimates of the net realizable value of the related products at the end of each reporting period.
Plant, Property and Equipment, Net
Property and equipment is stated at cost less accumulated depreciation and depletion. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When depreciable properties are retired or sold, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is reflected in the Company’s Consolidated Statements of Operations. Depreciation is provided using the straight- line method, based on the useful lives of assets which range from three to twenty years.
Plant, property and equipment also includes salt reserves, which consist of brine fields and underground salt bed owned by the Company. Salt reserves are depleted on a units-of-production basis based on the estimated annual consumption as extraction of reserves takes place.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
The following table summarizes the estimated useful lives of the Company’s different classes of plant, property and equipment:

Years
Buildings and improvements	10 - 20
Machinery and equipment	3 -14

Construction in Process (CIP) represents the accumulated costs of construction and development for assets that are not yet completed and ready for their intended use. CIP is recorded as plant, property and equipment in the consolidated financial statements and is not depreciated until the asset is placed into service. Borrowing costs are recognized, as an expense, in the period in which they are incurred, except to the extent that they are capitalized. Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized as part of the cost of that asset when it is probable that they will result in future economic benefits to the entity and that the costs can be measured reliably. The Company capitalized interest cost of $0.2 million and $0.1 million for the years ended December 31, 2024 and 2023, respectively. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss.
Leases
The Company determines if an arrangement is a lease at its inception. In certain of the Company’s lease arrangements, judgment is required in determining if a contract contains a lease. For these arrangements, there is judgment in evaluating if the arrangement involves an identified asset that is physically distinct or whether the Company has the right to substantially all of the capacity of an identified asset that is not physically distinct. In arrangements that involve an identified asset, there is also judgment in evaluating if the Company has the right to direct the use of that asset.
The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. The Company leases office space, warehouses, and equipment under non-cancelable operating and finance leases. A lease is classified as a finance lease if it transfers ownership, includes a purchase option reasonably certain to be exercised, covers a major portion of the asset’s economic life, has payments that approximate substantially all of the asset’s fair value, or involves an asset of specialized nature. Leases with a term greater than one year will be recognized on the Consolidated Balance Sheets as right-of-use (ROU) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in the Company’s leases are not readily determinable. As such, the Company uses its incremental borrowing rate as the discount rate, which approximates the interest rate at which the Company could borrow on a collateralized basis with similar terms and payments and in similar economic environments. The Company’s leases have remaining terms ranging from 2 to 6 years, with some of those leases including options that grant the Company the ability to renew or extend the lease term. When determining the lease term, the Company does not include periods covered by the renewal options unless they are reasonably certain to exercise such renewal options.
Leases with an initial term of 12 months or less are not recorded on the Consolidated Balance Sheets. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company accounts for lease and non-lease components, principally common area maintenance for its facilities leases, as a single lease component for its facilities leases. Variable lease costs represent additional expenses incurred by the Company that are not included in the lease payment. Variable lease costs include maintenance charges, taxes, insurance, and other similar costs, and are recorded within cost of revenue and selling, general and administrative expense on the Consolidated Statements of Operations for the years ended December 31, 2024 and 2023.
Debt Issuance Costs
Debt issuance costs are amortized using the effective interest method over the term of the related borrowing agreement and the amortization is included in interest expense within the Consolidated Statements of Operations. The unamortized portion of deferred financing fees associated with long-term borrowings are shown netted against the Company’s outstanding long-term debt.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Environmental Cost
Environmental costs, other than those of a capital nature, are accrued at the time when exposure becomes known, and costs can be reasonably estimated. Costs are accrued based upon management’s estimates of all direct costs. Amounts accrued for environmental matters were not material as of December 31, 2024 and 2023.
Asset Retirement Obligations
Legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding charge to cost of goods sold, at the time they are incurred. Asset retirement obligations (ARO) primarily consist of spending estimates related to capping brine wells and support facilities in accordance with federal and state reclamation laws as defined by each mining permit. The Company estimates and records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long- lived asset. The liability is accreted to its present value each period and the capitalized cost is amortized using the units-of-production method over estimated recoverable reserves upon commencement of salt extraction. The amortized cost is included in the cost of revenue in the Consolidated Statements of Operations.
Finite-lived Intangible Assets and Long-lived Assets
Finite-lived intangible assets acquired by the Company are initially recorded at fair value and amortized using the straight-line method to distribute the initial value of the assets over the estimated useful lives, which management has determined to be fifteen years.
The Company reviews long-lived assets including right-of-use assets and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the use and eventual disposition of the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.
There were no impairment indicators of long-lived assets or finite-lived intangibles for the years ended December 31, 2024 and 2023.
Goodwill
Goodwill consists of the excess cost of an acquired business over the fair market value of the underlying net assets. We review goodwill annually for impairment, or more frequently if impairment indicators arise. We do not amortize such assets.
The Company performs an annual impairment test as of October 1 of each year or more frequently if events or changes in circumstances indicate that the asset may be impaired. As our business is highly integrated and its components have similar economic characteristics, we have concluded we operate as one reporting unit at the entity level. We evaluate goodwill for potential impairment on an annual basis or when if indicators of impairment exist during the year. When we evaluate goodwill for potential impairment, generally, we first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. A qualitative assessment may include, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, financial performance and other entity or reporting unit specific events. If we determine qualitatively that it is more likely than not that the fair value of a reporting unit is less than its carrying value, or if we decide to bypass the qualitative assessment, we perform a quantitative analysis. The quantitative analysis is used to identify both the existence of impairment and the amount of impairment loss by comparing the estimated fair value of a reporting unit to its carrying value. The estimated fair value is based on forward-looking estimates of performance and cash flows of our reporting unit, which are based on historical operating results, adjusted for current and expected future market conditions, as well as various internal projections and external sources. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss would be recognized in our Consolidated Statements of Operations in an amount equal to the excess of the carrying value over the estimated fair value, limited to the total amount of goodwill allocated to that reporting unit.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
We performed our annual impairment analysis for the years ended December 31, 2024 and 2023 and did not identify any indicators of impairment.
Earnings per Unit
Basic and dilutive net income or loss per unit is calculated by dividing net income or loss available to unitholders by the weighted average member units outstanding for the respective period.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs amounted to $0.2 million and $0.1 million for the years ended December 31, 2024 and 2023, respectively, and are included within selling, general and administrative expenses in the Consolidated Statements of Operations.
Unit-based Compensation
As of December 31, 2024 and 2023, the Company participates in a unit-based employee compensation plan with Parent Holdings, which is described further in Note 14. The Company accounts for unit-based compensation by recording expenses using the fair value of the incentive unit awards at the time of grant. In estimating the fair value of the incentive units granted, the Company utilized the option pricing model (“OPM”), in the form of a single stochastic valuation process applying the Black-Scholes Pricing Model (“BSPM”), along with the Monte-Carlo simulation model (“MCSM”). The BSPM and MCSM provide the ability to analyze financial instruments within a complex capital structure and whose values derived from variable significant inputs and assumptions along with future financial outcomes upon future events such as change of control or capital raise (such as an IPO). The application of the valuation method involves inputs and assumptions that are judgmental and highly sensitive.
The Company recognizes expenses associated with such incentive unit awards over the service period when the grant is service based. The unit-based compensation expense for performance-based incentive units is recognized when management determines that it is probable that the performance criteria is met and if and only if participant has been continuously employed by or continuously providing services to the Company from the vesting start date through the date of which the performance criteria is met. The Company’s accounting policy is to recognize forfeitures as they occur. The Company may make cash payments on behalf of Parent Holdings to repurchase vested incentive units and forfeit the unvested incentive units due to termination or departure of an employee or member of the Board of Directors. Upon the repurchase, the Company records the repurchase price (which under the terms of the grant agreements will be at fair value) as member distribution, and the previously recognized compensation expenses for unvested incentive units are reversed.
Income Taxes
The Company is a limited liability company formed under state statutes and taxed for federal and state purposes as a pass-through entity. Therefore, Intermediate Holdings, the direct sole member of the Company, reports the Company’s taxable income or loss on the Intermediate Holdings’ respective tax return. Accordingly, no provision for income taxes has been made in the accompanying consolidated financial statements for federal and state income taxes.
The Company accounts for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such issues lapses. The Company determined there were no uncertain tax provisions, interest or penalties as of December 31, 2024 and 2023. If there are any interest or penalties, they are expensed as incurred. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.
Foreign Currency Transactions
Transactions in foreign currencies are translated into the functional currency (USD) using exchange rates prevailing at the dates of the transactions. Gains and losses on foreign currency transactions are recognized in Consolidated Statements of Operations.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Segment
The Company operates in one segment based upon the financial information used by its Chief Operating Decision Maker (“CODM”) in evaluating the financial performance of its business and allocating resources. The single segment represents the Company’s core business of selling salt products to its customers. See Note 18 Segment Information for further information on the Company’s reportable segment.
Recent Accounting Pronouncements
Accounting guidance recently adopted
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires all public entities, including public entities with a single reportable segment, to provide, in interim and annual periods, one or more measures of segment profit or loss used by the chief operating decision maker to allocate resources and assess performance. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures.
The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. The adoption of 2023-07 did not change the way that the Company identifies its reportable segments and, as a result, did not have a material impact on the Company’s segment-related disclosures. Refer to Note 18 Segment Information for further information on the Company’s reportable segment.
Accounting guidance not yet adopted
In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which clarified the effective date of ASU 2024-03. ASU 2024-03 will require us to disclose the amounts of purchases of inventory, employee compensation, depreciation and intangible asset amortization, as applicable, included in certain expense captions in the Consolidated Statements of Operations, as well as qualitatively describe remaining amounts included in those captions. ASU 2024-03 will also require us to disclose both the amount and the Company’s definition of selling expenses. ASU 2024-03 is effective for public business entities for annul periods beginning after December 15, 2026. We will adopt ASU 2024-03 in our consolidated financial statements as of and for the year ending December 31, 2027 using a prospective transition method.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025 amends the guidance in ASC 326 to simplify the estimation of credit losses on current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. The amendments allow all entities to elect a practical expedient to assume that the current conditions as of the balance sheet date will remain unchanged for the remaining life of the asset when developing a reasonable and supportable forecast as part of estimating expected credit losses on these assets. Entities are required to disclose their practical expedient and accounting policy elections. The amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years. We will adopt ASU 2025-5 in our consolidated financial statements as of and for the year ending December 31, 2026. We do not anticipate significant impact in adopting this standard.
The Company continues to monitor new accounting pronouncements issued by the FASB and does not believe any accounting pronouncements issued through the date of this report will have a material impact on the Company’s consolidated financial statements.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Note 3. Accounts receivable
Accounts receivable, net of allowance for expected credit losses, is as follows:

	December 31,
	2024	2023
Accounts receivables	$13,927,099	$13,541,329
Less: allowance for expected credit losses	(412,392)	(178,032)
Total	$13,514,707	$13,363,297

Note 4. Inventories
Inventories are as follows:

	December 31,
	2024	2023
Finished goods	$2,447,002	$1,648,828
Packaging and supplies	3,934,524	4,067,575
Maintenance materials	2,485,517	2,010,294
Total	$8,867,043	$7,726,697

Maintenance materials exclude certain materials of $4.8 million as of December 31, 2024 and 2023, respectively, that are not expected to be consumed within the next twelve months. These amounts are classified under other inventories in the Consolidated Balance Sheets. Finished goods are shown at net realizable amount which includes write downs for obsolescence of $0.2 million as of December 31, 2024 and 2023.
In September 2024, the Company incurred loss due to fire in one of its leased warehouses. As a result of the incident, the Company wrote off approximately $0.8 million of inventory, which was fully recovered from the insurance.
In July 2023, the Company’s production facility and warehouse were flooded. Due to the flood, the Company incurred a total of $1.2 million loss, which includes write-off of approximately $23 thousand of net equipment, $0.6 million of inventory and $0.6 million cost of repair. The loss is reported as “Loss due to casualty” in the Consolidated Statements of Operations for the year ended December 31, 2023.
Note 5. Prepaid expenses
Prepaid expenses are as follows:

	December 31,
	2024	2023
Prepaid insurance	$751,562	$787,775
Prepaid real estate taxes	57,526	65,420
Prepaid health benefits	31,233	31,233
Other prepaid expenses	228,507	397,072
Total	$1,068,828	$1,281,500

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Note 6. Plant, property and equipment, net
Plant, property and equipment, net are as follows:

	December 31,
	2024	2023
Land	$2,000,900	$2,000,900
Buildings and improvements	18,212,581	16,393,990
Machinery and equipment	58,826,588	47,145,358
Salt reserves	275,302,068	275,177,884
Construction in process	7,948,034	8,439,261
	362,290,171	349,157,393
Accumulated depreciation and depletion	(34,229,730)	(22,357,995)
	$328,060,441	$326,799,398

Depreciation and depletion expense are included in the following financial statement line items in the Consolidated Statements of Operations:

	December 31,
	2024	2023
Cost of revenue	$11,690,002	$9,457,020
Selling, general and administrative expense	187,277	153,389
Total	$11,877,279	$9,610,409

The Company recognized a loss from disposal of $0.3 million and $0.4 million on the Consolidated Statements of Operations for the years ended December 2024 and 2023, respectively.
Note 7. Goodwill and Intangible assets
Goodwill
Goodwill as of December 31, 2024 and 2023 amounted to $28.1 million for both years. There was no impairment of goodwill for the years ended December 31, 2024 and 2023.
Intangible Assets
Intangible assets and related accumulated amortization which are included in intangible assets, net in the Consolidated Balance Sheets are as follows:

	December 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Amount
Tradename	$21,800,000	$(5,219,318)	$16,580,682
Customer relationships	2,400,000	(537,333)	1,862,667
	$24,200,000	$(5,756,651)	$18,443,349

	December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Amount
Tradename	$21,800,000	$(3,707,179)	$18,092,821
Customer relationships	2,400,000	(381,657)	2,018,343
	$24,200,000	$(4,088,836)	$20,111,164

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Amortization expense of the finite-lived intangible assets for the years ended December 31, 2024 and 2023 was $1.7 million, and is included in selling, general and administrative expenses in the Consolidated Statements of Operations. The estimated net amortization expense for the finite-lived intangible assets for the next five years is $1.7 million per year, and $9.9 million thereafter. The remaining useful lives for the intangible assets is 11 years.
Note 8. Accrued liabilities
Accrued liabilities consisted of the following:

	December 31,
	2024	2023
Accrued payroll, bonus and employee benefits	$3,816,973	$3,695,360
Insurance accruals	484,107	522,711
Other accruals	852,737	1,517,782
Total	$5,153,817	$5,735,853

Note 9. Asset retirement obligations
The following summarizes the changes in the asset retirement obligation during the period:

	Year ended December 31,
	2024	2023
Asset retirement obligation, beginning of year	$549,171	$690,577
Liabilities incurred	124,184	—
Changes in estimated obligations	—	(237,658)
Accretion of expense	78,479	96,252
Asset retirement obligation, end of year	$751,834	$549,171

In connection with certain contracts, the Company is required to hold surety bonds. These bonds are supported by a general agreement of indemnity in favor of the sureties. As of December 31, 2024 and 2023, the Company had surety bonds outstanding with an aggregate stated amount of $1.1 million. The bonds relate primarily to the salt well plugging projects and generally expire and are renewed annually.
The Company’s estimated abandonment costs related to plugging and abandonment of injection wells under these surety bonds are reported as part of asset retirement obligation in the Consolidated Balance Sheets. As of December 31, 2024 and 2023, management has not identified any defaults, and no accrual related to these bonds has been recorded. Bond premiums paid are recorded as prepaid expenses and amortized over the period of benefit.
Note 10. Long-term debt
Long-term debt consists of the following:

	December 31,
	2024	2023
Term loan	$ 220,040,000	$ 227,360,000
Unamortized debt issuance	(1,943,328)	(2,758,177)
Current portion	(2,320,000)	(2,320,000)
Long-term portion	$ 215,776,672	$ 222,281,823

In July 2021, the Company entered into a credit agreement with Ares Capital Corporation, as the administrative agent, and other parties thereto. The credit agreement consists of a $232 million term loan, and up to $25 million of revolving line of credit.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Interest rate for the term loan and revolving line of credit as of December 31, 2024 was 10%, which was SOFR plus 5.40%. Interest rate for the term loan and revolving line of credit as of December 31, 2023 was 11.04%, which was SOFR plus 5.65%. Interest rate for the revolving line of credit is the greater of 4.50% plus prime rate, NYFRB (New York Federal Reserve Bank) rate plus 5.00% or SOFR (subject to .75% floor) plus 5.50%-5.65%.
The term loan requires quarterly principal payments of $580 thousand commencing on March 31, 2022 through maturity date of July 19, 2028, at which time the remaining principal balance is due. The term loan is subject to mandatory excess cash flow payments commencing for the year ended December 31, 2022 as defined in the credit agreement, not to exceed $5 million for any fiscal year. As of December 31, 2024 and 2023, the Company was not required to make additional term loan repayments due to Excess Cash Flow for the years ended December 31, 2024 and 2023. The revolving line of credit expires on July 19, 2026 and is subject to commitment fee of 0.50% per annum. The Company had no borrowings outstanding on the revolving line of credit as of December 31, 2024 and 2023. The unused amount of credit available under this facility is $25.0 million as of December 31, 2024 and 2023.
The term loan and the revolving line of credit are secured by substantially all of the assets of the Company and subject to certain financial covenants. The Company was in compliance with all financial covenants as of December 31, 2024 and 2023.
In relation to the credit agreement, the Company paid debt issuance cost of $5.1 million, which is amortized over the life of the credit agreement using effective interest rate of 6.83%. Amortization of debt issuance cost for the years ended December 31, 2024 and 2023 was $0.8 million and $0.9 million, respectively, and is included in interest expense in the Consolidated Statements of Operations.
The following table summarizes the annual maturities of the principal amount of total debt due as of December 31:

2025	$2,320,000
2026	2,320,000
2027	2,320,000
2028	213,080,000
$ 220,040,000

Note 11. Fair value measurement
U.S. GAAP establishes a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available and to minimize the use of unobservable inputs when determining fair value. The three tiers are defined as follows:
•	Level 1 - Observable inputs based on unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 - Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3 - Unobservable inputs for which there is little or no market data, and which require us to develop our own estimates and assumptions reflecting those that a market participant would use.
The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs. There were no instruments measured at fair value on a recurring basis using significant unobservable inputs during the years ended December 31, 2024 and 2023.
The valuation techniques that may be used to measure fair value are as follows:
•	Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
•	Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts; and
•	Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (i.e., replacement cost).
All of our money market funds are classified within Level I of the fair value hierarchy because they were valued using quoted prices in active markets.
Our cash and cash equivalents consisted of the following:

	December 31, 2024
	Carrying Value	Fair Value
Cash	$179,541	$179,541
Money Market funds	7,182,490	7,182,490
Total cash and cash equivalents	7,362,031	7,362,031

	December 31, 2023
	Carrying Value	Fair Value
Cash	$634,453	$634,453
Money Market funds	10,068,122	10,068,122
Total cash and cash equivalents	10,702,575	10,702,575

Disclosure of Fair Values
The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate their fair value as of December 31, 2024 and 2023 due to the relatively short duration of these instruments. Additionally, the carrying value of our debt associated with the term loan facility approximates fair value because the interest rates are variable and reset on relatively short durations to then-market rates.
Note 12. Member’s equity
In connection with the formation of the Company, the capital structure consists of one class of Member’s Units (the “Units”). 100 Units were issued to US Salt Intermediate Holdings, LLC in connection with acquisition of the Company in July 2021, and are outstanding as of December 31, 2024 and 2023.
Note 13. Earnings per unit
Basic and dilutive net income or loss per unit is calculated by dividing net income or loss available to unitholders by the weighted average member units outstanding for the respective period. The following table shows the calculation of basic and diluted earnings (loss) per unit:

	Year ended December 31,
	2024	2023
Net income (loss)	$5,026,526	$(2,031,500)
Weighted average member units outstanding	100	100
Earnings (loss) per unit (basic and diluted)	$50,265.26	$(20,315.00)

Note 14. Unit-based Compensation
In 2022, the Company approved an Equity Incentive Pool Plan (the “Incentive Plan”) which provides for the issuance of units of Parent Holdings, the majority owner of Intermediate Holdings (the Company’s Parent), to certain employees and members of the Board of Directors of the Company which allows the recipients to potentially participate in a future

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
increase in the value of the Company. Although the units are issued by Parent Holdings, the Company recognizes compensation expense in its consolidated financial statements because its employees and members of the Board of Directors provide services to the Company and benefit from the awards. The units are issued for no consideration.
Based on the terms of Class B incentive unit grant agreements, Class B incentive units are issued to the Company’s certain employees and members of the Board of Directors. In each of the grant agreements, 40% of the total Class B incentive units granted has service conditions, which is service-based vesting (“time-vesting incentive units”), and 60% of the total Class B incentive units granted has both service and performance conditions (“performance-based incentive units”). Time-vesting incentive units vests over the requisite service period of five years, subject to the recipient remaining an employee or member of the Board of Directors of the Company through each vesting date. The performance-based incentive units may vest upon the consummation of a sale of Parent Holdings, provided the participants have remained continuously employed or provided services from the vesting start date through the sale date. Vesting occurs in three tranches as follows: (i) one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 2.0; (ii) an additional one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 2.5; and (iii) an additional one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 3.0. The performance-based incentive units that do not vest upon the consummation of a sale of Parent Holdings shall be immediately forfeited upon such sale of the Parent Holdings with no compensation or other payment due to the employee and the members of the Board of Directors. No expense was recognized for the years ended December 31, 2024 and 2023 for the performance-based incentive units as it is not probable that the performance conditions will be met.
Vested Class B incentive units that are performance-based incentive units are subject to a “Participation Threshold” before distribution of profit or distribution of sales proceeds from the sale of Parent Holdings. Unless otherwise determined by the Board of Directors of Parent Holdings, on the date of each grant of Class B incentive units, pursuant to a grant made under a Class B incentive unit grant agreement or similar agreement, the Board of Directors of Parent Holdings shall establish an initial “Participation Threshold” amount in respect of each Class B incentive unit granted on such date. The initial Participation Threshold in respect of a Class B incentive unit shall be equal to or greater than (i) the amount that would be distributed with respect to a Class A incentive unit ratably among Class A unitholders until the aggregate unreturned capital of Class A incentive units has been reduced to zero in a hypothetical transaction in which Parent Holdings sold all of its assets for Fair Market Value and distributed the proceeds therefrom in liquidation of Parent Holdings as determined immediately prior to the issuance of such Class B incentive unit, but taking into account all Capital Contributions, if any, with respect to any Unit issued as part of the issuance of such Class B incentive unit) minus (ii) the total Capital Contributions (if any) made by the holder receiving such Class B incentive unit with respect to all Class B incentive unit received by such holder as part of the same issuance. Parent Holdings may periodically update the initial Participation Threshold from time to time as necessary to reflect any adjustments to the Participation Thresholds of outstanding Class B incentive unit required. As of December 31, 2024 and 2023, the total Participation Thresholds of Class B incentive units were $193.5 million and $187.1 million, respectively.
The following table presents the key weighted-average assumptions used in determining the fair value for the Class B incentive units granted during the years ended December 31, 2024 and 2023:

	2024	2023
Fair value of Class B incentive unit	$484.09	$424.73
Risk-free interest rate	4.27%	3.93%
Volatility	60.0%	70.0%
Dividend yield	0.0%	0.0%
Expected term	3 years	4 years

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
The following table summarizes Class B incentive units activity for the years ended December 31, 2024 and 2023:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Term (In Years)
Outstanding, January 1, 2023	13,753	$—	2.25
Granted	7,503	—
Repurchased	—	—
Forfeited	(3,662)	1,000
Outstanding, December 31, 2023	17,594	$1,000	3.61
Granted	681	1,000
Repurchased	(318)	1,000
Outstanding, December 31, 2024	17,597	$1,000	2.68
Exercisable, December 31, 2024	2,164	$1,000	2.38

Under the valuation methodology theory underlying the option pricing model, the fair value of the Class B incentive units is comprised of intrinsic and extrinsic values. Considering the specific features and attributes of the Class B incentive units, the entire fair value of the units is comprised of the underlying extrinsic value (i.e., the present value of the potential future benefits as of the respective measurement dates) while no value is assigned to the intrinsic value as of the years ended December 31, 2024 and 2023. The weighted-average grant date fair value of Class B incentive unit awards granted during the years ended December 31, 2024 and 2023 were $381.30 and $372.32, respectively.
As of December 31, 2024, the remaining unrecognized compensation expense for the time-vesting incentive unit for each year until fully vested is as:

2025	$480,515
2026	447,862
2027	325,219
2028	155,164
$1,408,760

Note 15. Retirement plan
The Company has a defined contribution 401(k) retirement plan (the “401(k) Plan”), which covers union and non-union employees, to provide retirement benefits for all eligible employees. Employees, who are over 18 years of age and have completed 90 days of services, are eligible to participate in the 401(k) Plan. The 401(k) Plan allows eligible employees to make salary-deferred contributions up to 75% of their pre-tax annual compensation, as defined in the 401(k) Plan, as long the total contributed does not exceed the maximum annual amount under the Internal Revenue Code. Long-term part-time employees may be eligible to make payroll contributions to the 401(k) Plan if such long-term part-time employees work at least 500 hours but less than 1,000 hours during three consecutive 12-month periods. However, Long-term part-time employees may not be eligible for the employer contributions.
Union Employees – The 401(k) Plan has a profit-sharing feature that the Company makes an annual contribution of 2.5% of the employee’s eligible gross compensation each year from 2019 through 2025 based on the Summary of Benefits and Coverage document. Company contributions vest 100% upon the completion of the first year of service.
Non-Union Employees – The Company makes a semi-monthly Safe Harbor contribution of 100% of the employees’ contribution for that pay period for the first 3% and 50% of the remaining 2%, up to a maximum of 5% of the employee’s eligible gross compensation for that pay period. Company’s Safe Harbor contributions vest 100% immediately.
The Company’s employer portion of contributions, for the years ended December 31, 2024 and 2023, were $0.2 million and $0.2 million, respectively.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Note 16. Related party transaction
Management Fees
On July 19, 2021, the Company entered into a Professional Services Agreement with Emerald Lake, who will provide financial and management consulting services. Emerald Lake agreed to consult with the Company’s Board of Directors and the oversight of management on business and financial matters including company strategy, budgeting of future investments, acquisition and divestiture strategies, and debt and equity financings. In consideration of Emerald Lake’s services, the Company pays Emerald Lake Management Fee, the greater of $1.9 million or 1% of Emerald Lake Investment. The Management Fee is payable in cash in quarterly installments equal to the greater of $0.5 million and 0.25% of Emerald Lake Investment. The Management Fee were $1.9 million for both years ended December 31, 2024 and 2023; and were reported in the selling, general, and administrative expenses in the accompanying Consolidated Statements of Operations. As of December 31, 2024 and 2023, there were no unpaid management fees in the accompanying Consolidated Balance Sheets.
Parent Holdings Equity Incentive Pool Plan
Certain employees and members of the Board of Directors of the Company were granted participation in the Equity Incentive Pool Plan of Parent Holdings (the “Plan”). The Company recognizes unit-based compensation expenses for awards under the Plan and records the related expenses in its consolidated financial statements as the costs are deemed to be for the benefit of the Company (see Note 14). The compensation expenses recognized under the Plan were recorded by the Company as member contribution.
Parent Holdings Class A Incentive Units and Subscription Notes Receivable
Parent Holdings offers Class A Incentive Units to certain employees and members of the Board of Directors through payments in cash or subscription notes receivable. The issuance of Class A Incentive Units is based on the value approved by the Board of Directors of Parent Holdings. Cash received by the Company on behalf of Parent Holdings for the issuance of Class A Incentive Units of Parent Holdings was recorded as member contribution since the cash is retained by the Company. The Company also collects payments on the subscription notes receivable on behalf of Parent Holdings annually through annual bonus. The bonus payments to employees applied to subscription notes receivable are recorded as member contribution. The Company may make cash payments on behalf of Parent Holdings to repurchase Class A Incentive Units due to termination or departure of an employee. The cash payments made by the Company on behalf of Parent Holdings are recorded as member distribution.
The activities of Class A Incentive Units and subscription note receivable held by the Company’s employees and members of the Board of Directors are summarized as follows:

	Class A Incentive Units	Amount	Subscription Receivable
Outstanding, January 1, 2023	800	$800,000	$525,000
Issuance	204	250,000	—
Repurchase	(250)	(250,000)	—
Outstanding, December 31, 2023	754	800,000	525,000
Issuance	65	113,529	—
Repurchase	(185)	(136,472)	(300,000)
Repayment	—	—	(60,000)
Outstanding, December 31, 2024	634	$777,057	$165,000

The Class A Incentive Units held by members of the Company’s Board of Directors as of December 31, 2024 and 2023 are 350 units in the amount of $0.4 million for both years. Subscription receivable is reported net of member’s equity account in the Consolidated Statements of Changes in Member’s Equity.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Member Contribution and Member Distribution
The elements of member contribution were as follows:

	Year ended December 31,
	2024	2023
Cash contribution from member	$7,191,458	$—
Cash received on behalf of Parent Holdings for the issuance of Class A Incentive Units	13,528	—
Payments collected on the subscription notes receivable on behalf of Parent Holdings through annual bonus	60,000	—
Unit-based compensation expense	548,602	279,277
Total member contribution	$7,813,588	$279,277

The elements of member distribution were as follows:

	Year ended December 31,
	2024	2023
Tax distributions	$ (9,288,766)	$—
Cash payments made on behalf of Parent Holdings to repurchase Class A Incentive Units due to termination or departure of an employee	(330,000)	—
Total member distribution	$ (9,618,766)	$—

Note 17. Commitments and Contingencies
Leases
The Company enters into leases for warehouses, rail cars, forklifts, office equipment, office space and certain other types of property and equipment. The leases consist of operating and financing leases expiring in various years through 2030.
The elements of the lease costs were as follows:

	Year ended December 31,
	2024	2023
Operating lease expense:
Operating lease expense	$857,093	$867,440
Finance lease expense:
Amortization of lease assets	$92,308	$32,207
Interest on lease liabilities	48,857	16,694
Total finance lease cost	$141,165	$48,901
Short term lease expense	$678,755	$510,213
Variable lease expense	383,788	435,349
Total lease expense	$2,060,801	$1,861,903

Lease term and discount rate information related to leases was as follows:

	Year ended December 31,
	2024	2023
Weighted-average remaining lease term (in years):
Operating leases	2.98	2.32
Finance leases	4.78	5.71
Weighted-average discount rate:
Operating leases	11.50%	8.12%
Finance leases	10.64%	10.59%

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
Supplemental cash flow information related to leases was as follows:

	Year ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance lease (interest payments)	$48,857	$16,694
Operating cash flows from operating leases	$850,676	$811,981
Financing cash flows from finance lease	$72,638	$33,655
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$1,243,375	$362,943
Finance leases	$—	$493,803

Future maturities of lease liabilities are as follows as of December 31, 2024:

	Operating Leases	Finance Lease
2025	$834,580	$118,530
2026	691,262	118,530
2027	248,796	118,530
2028	27,500	94,417
2029	—	55,200
Thereafter	—	32,200
Total future undiscounted lease payments	1,802,138	537,407
Imputed interest	(195,043)	(117,075)
Present value of lease payments	1,607,095	420,332
Current portion	709,098	76,982
Long-term portion of lease payments	$897,997	$343,350

Contingencies
The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate outcome of these matters will not be material to the Company’s consolidated financial position, results of operations, or cash flows.
Commitments
The Company is not contractually committed to any planned capital expenditure until actual orders are placed for equipment or services. As of December 31, 2024 and 2023, the Company had $11.0 million and $13.6 million for open equipment and construction contracts, respectively.
Note 18. Segment Information
The Company operates as a single segment represented by our core business of producing evaporated and specialty salts serving consumer, food, pharmaceutical, and industrial customers throughout North America. Our Chief Operating Decision Maker (“CODM”) neither manages the business nor deliberately allocates resources by service line, geography, or end market. One customer accounted for 14.8% and 11.8% of the Company’s total revenue during the years ended December 31, 2024 and 2023, respectively.
The CODM is our Chief Executive Officer. The CODM assesses performance for the Company and decides how to allocate resources based on significant expense categories that contribute to net income (loss), as outlined below. The CODM uses these varying results to prioritize the reinvestment of profits within the Company. These results are also used in assessing the Company’s performance and determining management’s compensation. The CODM does not review assets in evaluating the results of the Company, and therefore, such information is not presented.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023
The following tables provide the operating financial results of the Company:

	Year ended December 31,
	2024	2023
Revenue	$123,088,183	$111,057,828
Cost of revenue	68,224,649	65,180,147
Depreciation, amortization and depletion	13,545,093	11,278,223
Selling expense	3,849,290	3,179,078
Administrative expense	3,841,433	3,200,883
Interest expense	24,413,242	25,670,607
Other segment items	4,187,950	4,580,390
Net income (loss)	$5,026,526	$(2,031,500)
Capital expenditures - purchases of plant, property and equipment	$(13,387,493)	$(9,335,678)

Other segment items include loss due to casualty; foreign currency gain (loss), unit-based compensation expenses, management fees paid to Emeral Lake, and certain non-recurring expenses including severance expense, and retention bonuses, consulting fees paid to Board of Director, and other consulting fees etc.
Note 19. Subsequent events
Management has performed an analysis of the activities and transactions subsequent to December 31, 2024 to determine the need for any adjustments to and disclosures within the consolidated financial statements for the year ended December 31, 2024. Management has performed their analysis through December 23, 2025, the date the consolidated financial statements were available to be issued.
On December 8, 2025, ContextLogic Holdings Inc. (“ContextLogic”), incorporated in the state of Delaware and traded on the OTC (Over-the-Counter) market under the trade symbol LOGC, entered into a Purchase Agreement (the “Purchase Agreement,” or the “Transaction”) with the various parties to acquire Parent Holdings and its subsidiaries, which include the Company. Under the proposed terms of the Purchase Agreement, the aggregated transaction consideration to be paid is approximately $907.5 million, subject to customary adjustments for working capital, cash, and debt. ContextLogic expected to fund the cash portion of the consideration through a combination of $215 million in new term debt and a $25 million of revolving facility, $115 million in rights offering, and existing cash reserves. Additionally, ContextLogic will settle the estimated total indebtedness of $206 million of the Company. The transaction consideration also includes $324 million in rollover equity to ContextLogic, payment of estimated seller transaction expenses and employee ownership bonus payout, and $3 million of escrow funding and expense reserve funding. After these adjustments, the estimated cash consideration will be approximately $366 million. The board of directors of both ContextLogic and Parent Holdings have approved the proposed Purchase Agreement. The Transaction is expected to close in the first half of 2026 subject to customary approvals and closing conditions. ContextLogic intends to pursue a listing on a national securities exchange following the closing of the Transaction.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$6,073,549	$7,362,031
Accounts receivable, net	12,801,740	13,514,707
Inventories	9,254,001	8,867,043
Prepaid expenses	1,400,714	1,068,828
Total Current Assets	29,530,004	30,812,609
Non-current Assets
Plant, property and equipment, net	322,828,078	328,060,441
Goodwill	28,120,191	28,120,191
Intangibles, net	17,192,490	18,443,349
Operating lease right-of-use assets	1,319,867	1,608,264
Finance lease right-of-use assets	393,799	405,863
Other inventories	5,610,685	4,783,497
Total Non-current Assets	375,465,110	381,421,605
Total Assets	$404,995,114	$412,234,214
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable	$6,816,234	$9,129,593
Accrued liabilities	5,324,423	5,153,817
Current maturities of long- term debt	2,320,000	2,320,000
Current portion of operating lease liability	682,121	709,098
Current portion of finance lease liability	47,019	76,982
Total Current liabilities	15,189,797	17,389,490
Non-current Liabilities
Long-term debt, net of current maturities	203,574,351	215,776,672
Long-term portion of operating lease liability	657,356	897,997
Long-term portion of finance lease liability	379,867	343,350
Asset retirement obligations	797,018	751,834
Total Liabilities	220,598,389	235,159,343
Member’s Equity
Member’s units, 100 units issued and outstanding	182,152,726	185,446,903
Retained earnings (accumulated deficit)	2,243,999	(8,372,032)
Total Member’s Equity	184,396,725	177,074,871
Total Liabilities and Member’s Equity	$404,995,114	$412,234,214

See Notes to Condensed Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
Nine months ended September 30, 2025 and 2024
(UNAUDITED)

	9/30/2025	9/30/2024
Revenue	$98,290,999	$90,647,601
Cost of Revenue	61,056,275	59,026,483
Gross Profit	37,234,724	31,621,118
Selling, general and administrative expenses	10,468,613	9,833,238
Loss due to casualty	—	770,259
Loss on disposal of plant, property and equipment	39,118	116,416
Operating Income	26,726,993	20,901,205
Other Income (Expenses)
Interest expense	(16,157,308)	(18,699,817)
Foreign currency (gain) loss	46,346	(72,761)
Net Income (Loss)	$10,616,031	$2,128,627
Weighted average member units outstanding	100	100
Earnings (loss) per unit (basic and diluted)	$106,160.31	$21,286.27

See Notes to Condensed Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Member’s Equity
Nine months ended September 30, 2025 and 2024
(UNAUDITED)

	Member Units		Accumulated Deficit	Total Member’s Equity
	Units	Amount
Balance, January 1, 2024	100	$187,252,081	$(13,398,558)	$173,853,523
Member’s contributions	—	7,664,792	—	7,664,792
Member’s distributions	—	(7,583,555)	—	(7,583,555)
Net income	—	—	2,128,627	2,128,627
Balances, September 30, 2024	100	$187,333,318	$(11,269,931)	$176,063,387

	Member Units		Retained Earnings (Accumulated Deficit)	Total Member’s Equity
	Units	Amount
Balances, January 1, 2025	100	$185,446,903	$(8,372,032)	$177,074,871
Member’s contributions	—	402,406	—	402,406
Member’s distributions	—	(3,696,583)	—	(3,696,583)
Net income	—	—	10,616,031	10,616,031
Balances, September 30, 2025	100	$182,152,726	$2,243,999	$184,396,725

See Notes to Condensed Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Nine months ended September 30, 2025 and 2024
(UNAUDITED)

	9/30/2025	9/30/2024
Cash Flow from Operating Activities
Net income (loss)	$10,616,031	$2,128,627
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion, and amortization	11,314,885	9,990,300
Loss due to casualty	—	770,259
Amortization of debt issuance cost	537,679	619,857
Bad debt recovery	(36,650)	(36,019)
Unit-based compensation expense	350,857	411,452
Loss on disposals of fixed assets	39,118	116,416
Non-cash lease expense	657,218	639,743
Amortization of finance right-of-use assets	77,577	75,363
Interest on finance leases	31,581	37,108
Accretion of asset retirement obligation	61,184	57,858
Changes in operating assets and liabilities:
Accounts receivable	749,617	377,366
Inventory	(386,958)	(911,068)
Prepaid expenses	(331,886)	(72,749)
Other inventories	(827,188)	(99,388)
Accounts payable	(1,143,582)	(1,870,936)
Operating lease liabilities	(636,096)	(632,089)
Accrued liabilities	170,605	(1,096,317)
Net Cash Provided by Operating Activities	21,243,992	10,505,783
Cash Flow from Investing Activities
Purchases of plant, property, and equipment	(6,056,558)	(8,416,453)
Net cash Used in Investing Activities	(6,056,558)	(8,416,453)
Cash Flow from Financing Activities
Repayment of principal on term loan	(12,740,000)	(6,740,000)
Repayment of principal of finance leases obligations	(90,882)	(96,377)
Member’s contributions	51,549	7,253,340
Member’s distributions	(3,696,583)	(7,583,555)
Net Cash Used in Financing Activities	(16,475,916)	(7,166,592)
Net Change in Cash and Cash Equivalents	(1,288,482)	(5,077,262)
Cash and Cash Equivalents, Begin of Year	7,362,031	10,702,575
Cash and Cash Equivalents, End of Year	6,073,549	5,625,313
Supplemental cash flow information
Cash paid for interest	$15,930,546	$18,518,647
Supplemental non-cash investing and financing information:
Noncash contribution of US Salt Parent Holdings, LLC related to unit-based compensation expense	$350,857	$411,452
Plant, property, and equipment in accounts payable	$1,169,777	$(467,815)
Additions and changes in asset retirement obligations	$16,000	$(81,902)

See Notes to Condensed Consolidated Financial Statements

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Note 1. Nature of operations and basis of presentation
Nature of Business – On July 19, 2021, US Salt Holdings, LLC was formed and incorporated in Delaware and purchased 100% of the outstanding membership interest in US Salt Investors, LLC, which owns 100% of US Salt, LLC. Emerald Lake Capital LP (“Emerald Lake”) together with Emerald Lake Pearl Acquisition, LP, Emerald Lake Pearl Acquisition-A, LP, and Emerald Lake Pearl Holding LLC indirectly purchased approximately 99.5% of the Class A incentive units of US Salt Parent Holdings, LLC (“Parent Holdings”) from EL US Salt Aggregator, LP (“Aggregator”). Parent Holdings and Aggregator own 99% and 1% (collectively “Emerald Lake Investment”), respectively, of US Salt Intermediate Holdings, LLC (“Intermediate Holdings”), which owns 100% of US Salt Holdings, LLC.
US Salt Holdings, LLC and its subsidiaries (“US Salt,” the “Company,” “we,” “us,” “our”) operates a single solution mining facility located in Watkins Glen, New York. The Company mines, processes, packages and sells a range of evaporated salt products used for food and food processing, pharmaceutical, water softening and industrial applications mainly in the U.S. and Canada, and other countries in North America. The Company’s primary products include round cans of salt, packaged pellets, packaged granulated salt, and medical grade salt. The Company’s customers primarily include national retail chains, pharmaceutical companies, food service operators, and independent distributors.
Basis of Presentation – The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim information. The accompanying unaudited condensed consolidated financial statements include the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
The unaudited condensed consolidated financial statements (hereafter referred to as “condensed consolidated financial statements”) include financial information as of and for the nine months ended September 30, 2025 and 2024. These condensed consolidated financial statements and accompanying footnotes should be read in conjunction with the Company’s consolidated financial statements as of and for the year ended December 31, 2024. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in the condensed consolidated financial statements. The results of operations for the nine months ended September 30, 2025 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2025.
Note 2. Significant accounting policies
The following is a summary of the significant accounting policies and principles used in the preparation of the condensed consolidated financial statements:
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as contingent assets and liabilities, as of the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses for the reporting periods then ended. Actual results could vary from the estimates and assumptions that were used. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates and assumptions will be reflected in the condensed consolidated financial statements in future periods.
Significant estimates embedded in the condensed consolidated financial statements include, but not limited to, revenue recognition, impairment analysis of goodwill, depletion of salt reserves, and impairment of long-lived assets and finite-lived intangible assets.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Revenue Recognition
Nature of Revenue Source - The Company manufactures and sells a range of branded and private label evaporated salt products to nationwide retailers, pharmaceutical companies, foodservice operators, and independent distributors. When the Company enters into a sale arrangement with a customer, it believes it is probable that it will collect substantially all the consideration to which it will be entitled in exchange for the goods that will be transferred to the customer. The Company’s customer contracts identify the product, quantity, price, payment terms, and final delivery terms. Payment terms sometimes include early-pay discounts. Although some payment terms may be extended, no terms beyond one year are granted at contract inception.
The Company determines revenue recognition through the following steps:
•	Identification of the contract, or contracts, with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, the Company satisfies a performance obligation.
Revenue Recognition - Revenue is recognized at the point in time when control is transferred to the customer. In general, control transfers to a customer when the product is shipped or delivered to the customer based upon applicable shipping terms, as the customer can direct the use and obtain substantially all the remaining benefits from the product at this point in time. The Company’s revenue is reported as net revenue and is measured as the determinable transaction price, net of any variable consideration such as discounts, sales incentives, rights to return product, and any taxes collected from customers and remitted to governmental authorities.
Performance Obligations - A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The contract’s transaction price is allocated to the performance obligations and recognized as revenue when the performance obligations are satisfied. Substantially all our contracts are of a short-term nature and contain a single performance obligation.
Shipping and handling costs associated with outbound freight, including shipping and handling costs after control over a product is transferred to a customer are accounted for as a fulfillment cost as incurred and are not considered to be a separate performance obligation Shipping and handling costs recorded as a component of cost of revenues were approximately $7.0 million for both nine months ended September 30, 2025 and 2024.
Contract Estimates - Most contracts include some form of variable consideration. The most common forms of variable consideration include discounts, rebates, and sales returns and allowances. Variable consideration is treated as a reduction in revenue when product revenue is recognized. The Company uses the most likely amount method to determine the variable consideration. The Company believes there will not be significant changes to estimates of variable consideration when any related uncertainties are resolved with customers. The Company reviews and updates its estimates and related accruals of variable consideration each reporting period based on the terms of the agreements, historical experience, and any recent changes in the market. Any uncertainties in the ultimate resolution of variable consideration due to factors outside of the Company’s influence are typically resolved within a short timeframe therefore not requiring any additional constraint on the variable consideration.
Approximately 99% of the Company’s revenue are generated from North America, and 92% of which is from domestic sales for the nine months ended September 30, 2025 and 2024. The Company offers customers limited right of return for its non-conforming products in the event of defects. Customer remedies may include either a cash refund or product exchange. Accordingly, the estimated right of return and related refund liability is recorded as a reduction in revenue. Return estimates are reviewed and updated in each reporting period based on historical sales and return experiences. Contract asset and liability balances as of September 30, 2025 and December 31, 2024 are immaterial.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Cost of Revenue
Cost of revenue reflects the costs to produce our products, which primarily consists of labor, employee benefits, materials, depreciation and depletion, shipping and handling, and overhead. Cost of revenue is capitalized in inventory and expensed when control is transferred to the customer.
Accounts Receivable, net and Allowance for Expected Credit Losses
Accounts receivable, net of allowance, are uncollateralized customer obligations billed under contract terms. Accounts receivables are stated at their net realizable value. The Company estimates an allowance for credit losses based upon the evaluation of several factors including related ages of past due receivables, customer type, customer credit worthiness, knowledge of a customer’s financial conditions, historical collection experience, current economic factors, and other factors relevant to assessing the expected credit losses. The Company records uncollectible amounts against the allowance for credit losses once management determines the amount to be uncollectible.
Cash and Cash Equivalents
The Company considers cash on deposit and all highly liquid investments and securities with maturities of three months or less at the time of purchase to be considered cash equivalents. The Company maintains its cash and cash equivalents in accounts in various banks and financial institutions.
Concentration of Credit and Customer Risk
The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash and accounts receivable.
Cash balances at various times during the year may exceed the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the credit ratings of financial institutions where its cash deposits are held, and has not incurred any losses related to such deposits.
The Company can, at times, be subject to a concentration of credit risk with respect to outstanding accounts receivable. The Company’s customers are located throughout the United States through various channels including national retail chains, pharmaceutical companies, food service operators, and independent distributors. Although the Company generally grants credit without collateral, management believes that its contract acceptance, billing and collection policies are adequate to minimize material credit risk. The Company has one major customer which accounted for over 10 percent of accounts receivable as of September 30, 2025 and December 31, 2024. The company also has one major customer which accounts for over 10% of revenue for the nine months ended September 30, 2025 and year ended December 31, 2024.
Inventories and Other Inventories
Salt is reported as inventory at the point in time it is extracted from the brine well. Salt inventories, packaging, supplies, and maintenance materials are valued at the lower of cost or net realizable value, with cost determined on standard costing method. Substantially all costs associated with the production of finished goods, such as labor, supplies, equipment cost, inbound freight and overhead (including depletion of salt reserves), are captured as inventory costs. Maintenance materials are expensed as consumed or capitalized into plant, property and equipment if it meets the criteria of a capital expenditure. Additionally, maintenance materials that are not expected to be used in the next twelve months from the balance sheet date are recorded as other inventories in the Condensed Consolidated Balance Sheets.
Management monitors inventory levels and adjusts valuation for slow-moving, shrinkage, obsolescence, and markdowns. The Company accounts for slow-moving or obsolete inventory that is established based on management’s estimates of the net realizable value of the related products at the end of each reporting period.
Plant, Property and Equipment, Net
Property and equipment is stated at cost less accumulated depreciation and depletion. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When depreciable properties are retired or sold, the

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in the Company’s Condensed Consolidated Statements of Operations. Depreciation is provided using the straight-line method, based on the useful lives of assets which range from three to twenty years.
Plant, property and equipment also includes salt reserves, which consist of brine fields and underground salt bed owned by the Company. Salt reserves are depleted on a units-of-production basis based on estimated annual consumption as extraction of reserves takes place.
The following table summarizes the estimated useful lives of the Company’s different classes of plant, property and equipment:

Years
Buildings and improvements	10 - 20
Machinery and equipment	3 -14

Construction in Process (CIP) represents the accumulated costs of construction and development for assets that are not yet completed and ready for their intended use. CIP is recorded as a plant, property and equipment in the condensed consolidated financial statements and is not depreciated until the asset is placed into service. Borrowing costs are recognized, as an expense, in the period in which they are incurred, except to the extent that they are capitalized. Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized as part of the cost of that asset when it is probable that they will result in future economic benefits to the entity and that the costs can be measured reliably. The Company capitalized interest cost of $0.2 million and $0.1 million for the nine months ended September 30, 2025 and 2024, respectively. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss.
Leases
The Company determines if an arrangement is a lease at its inception. In certain of the Company’s lease arrangements, judgment is required in determining if a contract contains a lease. For these arrangements, there is judgment in evaluating if the arrangement involves an identified asset that is physically distinct or whether the Company has the right to substantially all of the capacity of an identified asset that is not physically distinct. In arrangements that involve an identified asset, there is also judgment in evaluating if the Company has the right to direct the use of that asset.
The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. The Company leases office space, warehouses, and equipment under non-cancelable operating and finance leases. A lease is classified as a finance lease if it transfers ownership, includes a purchase option reasonably certain to be exercised, covers a major portion of the asset’s economic life, has payments that approximate substantially all of the asset’s fair value, or involves an asset of specialized nature. Leases with a term greater than one year will be recognized on the Condensed Consolidated Balance Sheets as right-of-use (ROU) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in the Company’s leases are not readily determinable. As such, the Company uses its incremental borrowing rate as the discount rate, which approximates the interest rate at which the Company could borrow on a collateralized basis with similar terms and payments and in similar economic environments. The Company’s leases have remaining terms ranging from 2 to 5 years, with some of those leases including options that grant the Company the ability to renew or extend the lease term. When determining the lease term, the Company does not include periods covered by the renewal options unless they are deemed to be reasonably certain to exercise such renewal options.
Leases with an initial term of 12 months or less are not recorded on the Condensed Consolidated Balance Sheets. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company accounts for lease and non-lease components, principally common area maintenance for its facilities leases, as a single lease component for its facilities leases. Variable lease costs represent additional expenses incurred by the Company that are not included in the lease payment. Variable lease costs include maintenance charges, taxes, insurance, and other similar costs, and are recorded within cost of revenue and selling, general and administrative expense on the Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and 2024.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Debt Issuance Costs
Debt issuance costs are amortized using the effective interest method over the term of the related borrowing agreement and the amortization is included in interest expense within the Condensed Consolidated Statements of Operations. The unamortized portion of deferred financing fees associated with long-term borrowings are shown netted against the Company’s outstanding long-term debt.
Environmental Cost
Environmental costs, other than those of a capital nature, are accrued at the time when exposure becomes known and costs can be reasonably estimated. Costs are accrued based upon management’s estimates of all direct costs. Amounts accrued for environmental matters were not material as of September 30, 2025 and December 31, 2024.
Asset Retirement Obligations
Legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding charge to cost of goods sold, at the time they are incurred. Asset retirement obligations (ARO) primarily consist of spending estimates related to capping brine wells and support facilities in accordance with federal and state reclamation laws as defined by each mining permit. The Company estimates and records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long- lived asset. The liability is accreted to its present value each period and the capitalized cost is amortized using the units-of-production method over estimated recoverable reserves upon commencement of salt extraction. The amortized cost is included in the cost of revenue in the Condensed Consolidated Statements of Operations.
Finite-lived Intangible Assets and Long-lived Assets
Finite-lived intangible assets acquired by the Company are initially recorded at fair value and amortized using the straight-line method to distribute the initial value of the assets over the estimated useful lives, which management has determined to be fifteen years.
The Company reviews long-lived assets including right-of-use assets and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the use and eventual disposition of the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.
There were no impairment indicators of long-lived assets or finite-lived intangibles for the years ended December 31, 2024 and 2023.
Goodwill
Goodwill consists of the excess cost of an acquired business over the fair market value of the underlying net assets. We review goodwill annually for impairment, or more frequently if impairment indicators arise. We do not amortize such assets.
The Company performs an annual impairment test as of October 1 of each year or more frequently if events or changes in circumstances indicate that the asset may be impaired. As our business is highly integrated and its components have similar economic characteristics, we have concluded we operate as one reporting unit at the entity level. We evaluate goodwill for potential impairment on an annual basis or when if indicators of impairment exist during the year. When we evaluate goodwill for potential impairment, generally, we first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. A qualitative assessment may include, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, financial performance and other entity or reporting unit specific events. If we determine qualitatively that it is more likely than not that the fair value of a reporting unit is less than its carrying value, or if we decide to bypass the qualitative assessment, we perform a quantitative analysis. The quantitative analysis is used to

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
identify both the existence of impairment and the amount of impairment loss by comparing the estimated fair value of a reporting unit to its carrying value. The estimated fair value is based on forward-looking estimates of performance and cash flows of our reporting unit, which are based on historical operating results, adjusted for current and expected future market conditions, as well as various internal projections and external sources. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss would be recognized in our Condensed Consolidated Statements of Operations in an amount equal to the excess of the carrying value over the estimated fair value, limited to the total amount of goodwill allocated to that reporting unit.
We performed our annual impairment analysis for the years ended December 31, 2024 and 2023 and did not identify any indicators of impairment.
Earnings per Unit
Basic and dilutive net income or loss per unit is calculated by dividing net income or loss available to unitholders by the weighted average member units outstanding for the respective period.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs amounted to $0.1 million for the nine months ended September 30, 2025 and 2024, and are included within selling, general and administrative expenses in the Condensed Consolidated Statements of Operations.
Unit-based Compensation
As of September 30, 2025 and December 31, 2024, the Company participates in a unit-based employee compensation plan with Parent Holdings, which is described further in Note 14. The Company accounts for unit-based compensation by recording expenses using the fair value of the incentive unit awards at the time of grant. In estimating the fair value of the incentive units granted, the Company utilized the option pricing model (“OPM”), in the form of a single stochastic valuation process applying the Black-Scholes Pricing Model (“BSPM”) along with the Monte-Carlo simulation model (“MCSM”). The BSPM and MCSM provide the ability to analyze financial instruments within a complex capital structure and whose values derived from variable significant inputs and assumptions along with future financial outcomes upon future events such as change of control, or capital raise (such as an IPO). The application of the valuation method involves inputs and assumptions that are judgmental and highly sensitive.
The Company recognizes expenses associated with such incentive unit awards over the service period when the grant is service based. The unit-based compensation expense for performance-based incentive units is recognized when management determines that it is probable that the performance criteria is met and if and only if participant has been continuously employed by or continuously providing services to the Company from the vesting start date through the date of which the performance criteria is met. The Company’s accounting policy is to recognize forfeitures as they occur. The Company may make cash payments on behalf of Parent Holdings to repurchase vested incentive units and forfeit the unvested incentive units due to termination or departure of an employee or member of the Board of Directors. Upon the repurchase, the Company records the repurchase price (which under the terms of the agreements must be at fair value) as member distribution, and the previously recognized compensation expenses for unvested incentive units are reversed.
Income Taxes
The Company is a limited liability company formed under state statutes and taxed for federal and state purposes as a pass-through entity. Therefore, Intermediate Holdings, the direct sole member of the Company, reports the Company’s taxable income or loss on the Intermediate Holdings’ respective tax return. Accordingly, no provision for income taxes has been made in the accompanying condensed consolidated financial statements for federal and state income taxes.
The Company accounts for uncertain tax positions using a “more-likely-than-not” threshold. A tax benefit from an uncertain tax position is recognized if it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position, or the statute of limitations concerning such

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
issues lapses. The Company determined there were no uncertain tax provisions, interest or penalties as of September 30, 2025 and December 31, 2024. If there are any interest or penalties, they are expensed as incurred. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.
Foreign Currency Transactions
Transactions in foreign currencies are translated into the functional currency (USD) using exchange rates prevailing at the dates of the transactions. Gains and losses on foreign currency transactions are recognized in Condensed Consolidated Statements of Operations.
Segment
The Company operates in one segment based upon the financial information used by its Chief Operating Decision Maker (“CODM”) in evaluating the financial performance of its business and allocating resources. The single segment represents the Company’s core business of selling salt products to its customers. See Note 18 Segment Information for further information on the Company’s reportable segment.
Recent Accounting Pronouncements
Accounting guidance recently adopted
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires all public entities, including public entities with a single reportable segment, to provide, in interim and annual periods, one or more measures of segment profit or loss used by the chief operating decision maker to allocate resources and assess performance. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures.
The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. The adoption of 2023-07 did not change the way that the Company identifies its reportable segments and, as a result, did not have a material impact on the Company’s segment-related disclosures. Refer to Note 19 Segment Information for further information on the Company’s reportable segment.
Accounting guidance not yet adopted
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date, which clarified the effective date of ASU 2024-03. ASU 2024-03 will require us to disclose the amounts of purchases of inventory, employee compensation, depreciation and intangible asset amortization, as applicable, included in certain expense captions in the Condensed Consolidated Statements of Operations, as well as qualitatively describe remaining amounts included in those captions. ASU 2024-03 will also require us to disclose both the amount and the Company’s definition of selling expenses. ASU 2024-03 is effective for public business entities for annul periods beginning after December 15, 2026. We will adopt ASU 2024-03 in our condensed consolidated financial statements as of and for the year ending December 31, 2027 using a prospective transition method.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025 amends the guidance in ASC 326 to simplify the estimation of credit losses on current accounts receivable and current contract assets arising from transactions accounted for under ASC 606. The amendments allow all entities to elect a practical expedient to assume that the current conditions as of the balance sheet date will remain unchanged for the remaining life of the asset when developing a reasonable and supportable forecast as part of estimating expected credit losses on these assets. Entities are required to disclose their practical expedient and accounting policy elections. The amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years. We will adopt ASU 2025-5 in our consolidated financial statements as of and for the year ending December 31, 2026. We do not anticipate significant impact in adopting this standard.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
The Company continues to monitor new accounting pronouncements issued by the FASB and does not believe any accounting pronouncements issued through the date of this report will have a material impact on the Company’s condensed consolidated financial statements.
Note 3. Accounts receivable
Accounts receivable, net of allowance for expected credit losses, is as follows:

	September 30, 2025	December 31, 2024
Accounts receivable	$13,177,483	$13,927,099
Less: allowance for expected credit losses	(375,743)	(412,392)
Total	$12,801,740	$13,514,707

Note 4. Inventories
Inventories are as follows:

	September 30, 2025	December 31, 2024
Finished goods	$2,478,662	$2,447,002
Packaging and supplies	4,504,467	3,934,524
Maintenance materials	2,270,872	2,485,517
Total	9,254,001	8,867,043

Maintenance materials exclude certain materials of $5.6 million and $4.8 million as of September 30, 2025 and December 31, 2024, respectively, that are not expected to be consumed within the next twelve months. These amounts are classified under other inventories in the Condensed Consolidated Balance Sheets. Finished goods are shown at net realizable amount which includes write downs for obsolescence $0.3 million and $0.2 million as of September 30, 2025 and December 31, 2024, respectively.
In September 2024, the Company incurred loss due to fire in one of its leased warehouses. As a result of the incident, the Company wrote off approximately $0.8 million of inventory, which was fully recovered from the insurance.
Note 5. Prepaid expenses
Prepaid expenses are as follows:

	September 30, 2025	December 31, 2024
Prepaid insurance	$994,210	$751,562
Prepaid real estate taxes	108,056	57,526
Prepaid health benefits	31,233	31,233
Other prepaid expenses	267,215	228,507
Total	$1,400,714	$1,068,828

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Note 6. Plant, property and equipment, net
Plant, property and equipment, net are as follows:

	September 30, 2025	December 31, 2024
Land	$2,000,900	$2,000,900
Buildings and improvements	18,686,424	18,212,581
Machinery and equipment	65,623,930	58,826,588
Salt reserves	275,302,068	275,302,068
Construction in process	5,500,842	7,948,034
	367,114,164	362,290,171
Accumulated depreciation and depletion	(44,286,086)	(34,229,730)
	$322,828,078	$328,060,441

Depreciation and depletion expense are included in the following financial statement line items in the Condensed Consolidated Statements of Operations for the nine months ended:

	September 30, 2025	September 30, 2024
Cost of revenue	$9,897,206	$8,598,132
Selling, general and administrative expense	166,820	141,308
Total	$10,064,026	$8,739,440

The Company recognized a loss from disposal of $39 thousand and $0.1 million on the Condensed Consolidated Statements of Operations for the nine months ended September 2025 and 2024, respectively.
Note 7. Goodwill and Intangible assets
Goodwill
Goodwill as of September 30, 2025 and December 31, 2024 amounted to $28.1 million for both periods. There was no impairment of goodwill for the nine months ended September 30, 2025 and for the year ended December 31, 2024.
Intangible Assets
Intangible assets and related accumulated amortization which are included in intangible assets, net in the Condensed Consolidated Balance Sheets are as follows:

	As of September 30, 2025
	Gross Carrying Amount	Accumulated Amortization	Amount
Tradename	$21,800,000	$(6,353,422)	$15,446,578
Customer relationships	2,400,000	(654,088)	1,745,912
	$24,200,000	$(7,007,510)	$17,192,490

	As of December 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Amount
Tradename	$21,800,000	$(5,219,318)	$16,580,682
Customer relationships	2,400,000	(537,333)	1,862,667
	$24,200,000	$(5,756,651)	$18,443,349

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Amortization expense of the finite-lived intangible assets for the nine months ended September 30, 2025 and September 30, 2024 was $1.3 million, and is included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. The estimated net amortization expense for the finite-lived intangible assets for the next five years is $0.4 million for the remaining three months ended December 31, 2025, $1.7 million per year for next five years, and $8.3 million thereafter. The remaining useful lives for the intangible assets is approximately 10 years.
Note 8. Accrued liabilities
Accrued liabilities consisted of the following:

	September 30, 2025	December 31, 2024
Accrued payroll, bonus and employee benefits	$3,299,944	$3,816,973
Insurance accruals	781,407	484,107
Other accruals	1,243,072	852,737
Total	$5,324,423	$5,153,817

Note 9. Asset retirement obligations
The following summarizes the changes in the asset retirement obligation during the period:

	September 30, 2025	December 31, 2024
Asset retirement obligation, beginning of the period	$751,834	$549,171
Liabilities incurred	—	124,184
Changes in estimated obligations	(16,000)	—
Accretion of expense	61,184	78,479
Asset retirement obligation, end of the period	$797,018	$751,834

In connection with certain contracts, the Company is required to hold surety bonds. These bonds are supported by a general agreement of indemnity in favor of the sureties. As of September 30, 2025 and December 31, 2024, the Company had surety bonds outstanding with an aggregate stated amount of $1.1 million. The bonds relate primarily to the salt well plugging projects and generally expire and are renewed annually.
The Company’s estimated abandonment costs related to plugging and abandonment of injection wells under these surety bonds are reported as part of asset retirement obligation in the Condensed Consolidated Balance Sheets. As of September 30, 2025 and December 31, 2024, management has not identified any defaults, and no accrual related to these bonds has been recorded. Bond premiums paid are recorded as prepaid expenses and amortized over the period of benefit.
Note 10. Long-term debt

	September 30, 2025	December 31, 2024
Term loan	$207,300,000	$220,040,000
Unamortized debt issuance	(1,405,649)	(1,943,328)
Current portion	(2,320,000)	(2,320,000)
Long-term portion	$203,574,351	$215,776,672

In July 2021, the Company entered into a credit agreement with Ares Capital Corporation, as the administrative agent, and other parties thereto. The credit agreement consists of a $232 million term loan, and up to $25 million of revolving line of credit.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Interest rate for the term loan and revolving line of credit is the greater of 4.50% plus prime rate, NYFRB (New York Federal Reserve Bank) rate plus 5.00% or SOFR (subject to .75% floor) plus 5.50%-5.65%. Interest rate for the term loan and revolving line of credit as of September 30, 2025 was 9.70%, which was SOFR plus 5.40%. Interest rate for the term loan and revolving line of credit as of September 30, 2024 was 10.70%, which was SOFR plus 5.40%.
The term loan requires quarterly principal payments of $580 thousand commencing on March 31, 2022 through maturity date of July 19, 2028, at which time the remaining principal balance is due. The term loan is subject to mandatory excess cash flow payments commencing for the year ended December 31, 2022 as defined in the credit agreement, not to exceed $5 million for any fiscal year. As of September 30, 2025 and December 31, 2024, the Company was not required to make additional term loan repayments due to Excess Cash Flow. The revolving line of credit expires on July 19, 2026 and is subject to commitment fee of 0.50% per annum. The Company had no borrowings outstanding on the revolving line of credit as of September 30, 2025 and December 31, 2024. The unused amount of credit available under this facility is $25.0 million as of September 30, 2025 and December 31, 2024.
The term loan and the revolving line of credit are secured by substantially all of the assets of the Company and subject to certain financial covenants. The Company was in compliance with all financial covenants as of September 30, 2025 and December 31 2024.
In relation to the credit agreement, the Company paid debt issuance cost of $5.1 million, which is amortized over the life of the credit agreement using effective interest rate of 6.83%. Amortization of debt issuance cost for the nine months ended September 30, 2025 and 2024 was $0.5 million and $0.6 million, respectively, and is included in interest expense in the Condensed Consolidated Statements of Operations.
The following table summarizes the maturities of the principal amount of total debt due as of September 30, 2025 for the remainder of 2025 and succeeding years are as follows:

2025	$580,000
2026	2,320,000
2027	2,320,000
2028	202,080,000
$207,300,000

Note 11. Fair value measurement
U.S. GAAP establishes a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available and to minimize the use of unobservable inputs when determining fair value. The three tiers are defined as follows:
•	Level 1 - Observable inputs based on unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 - Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3 - Unobservable inputs for which there is little or no market data, and which require us to develop our own estimates and assumptions reflecting those that a market participant would use.
The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs. There were no instruments measured at fair value on a recurring basis using significant unobservable inputs during the nine months ended September 30, 2025 and for the year ended December 31, 2024.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
The valuation techniques that may be used to measure fair value are as follows:
•	Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities;
•	Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts; and
•	Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (i.e., replacement cost).
All of our money market funds are classified within Level I of the fair value hierarchy because they were valued using quoted prices in active markets.
Our cash and cash equivalents consisted of the following:

	September 30, 2025
	Carrying Value	Fair Value
Cash	$419,655	$419,655
Money Market funds	5,653,894	5,653,894
Total cash and cash equivalents	6,073,549	6,073,549

	December 31, 2024
	Carrying Value	Fair Value
Cash	$179,541	$179,541
Money Market funds	7,182,490	7,182,490
Total cash and cash equivalents	7,362,031	7,362,031

Disclosure of Fair Values
The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate their fair value as of September 30, 2025 and December 31, 2024 due to the relatively short duration of these instruments. Additionally, the carrying value of our debt associated with the term loan facility approximates fair value because the interest rates are variable and reset on relatively short durations to then-market rates.
Note 12. Member’s equity
In connection with the formation of the Company, the capital structure consists of one class of Member’s Units (the “Units”). 100 Units were issued to US Salt Intermediate Holdings, LLC in connection with acquisition of the Company in July 2021, and are outstanding as of September 30, 2025 and December 31, 2024.
Note 13. Earnings per unit
Basic and dilutive net income or loss per unit is calculated by dividing net income or loss available to unitholders by the weighted average member units outstanding for the respective period. The following table shows the calculation of basic and diluted earnings per unit for the nine months ended:

	September 30, 2025	September 30, 2024
Net income	$10,616,031	$2,128,627
Weighted average member units outstanding	100	100
Earnings per unit (basic and diluted)	$106,160.31	$21,286.27

Note 14. Unit-based Compensation
In 2022, the Company approved an Equity Incentive Pool Plan (the “Incentive Plan”) which provides for the issuance of units of Parent Holdings, the majority owner of Intermediate Holdings (the Company’s Parent), to certain employees

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
and members of the Board of Directors of the Company which allows the recipients to potentially participate in a future increase in the value of the Company. Although the units are issued by Parent Holdings, the Company recognizes compensation expense in its condensed consolidated financial statements because its employees and members of the Board of Directors provide services to the Company and benefit from the awards. The units are issued for no consideration.
Based on the terms of Class B incentive unit grant agreements, Class B incentive units are issued to the Company’s certain employees and members of the Board of Directors. In each of the grant agreements, 40% of the total Class B incentive units granted has service conditions, which is service-based vesting (“time-vesting incentive units”), and 60% of the total Class B incentive units granted has both service and performance conditions (“performance-based incentive units”). Time-vesting incentive units vests over the requisite service period of five years, subject to the recipient remaining an employee or member of the Board of Director of the Company through each vesting date. The performance-based incentive units may vest upon the consummation of a sale of Parent Holding, provided the participants have remained continuously employed or provided services from the vesting start date through the sale date. Vesting occurs in three tranches as follows: (i) one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 2.0; (ii) an additional one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 2.5; and (iii) an additional one-third of the performance-based incentive units vest upon the consummation of a sale of the Parent Holdings if the Investor Return is equal to or greater than 3.0. The performance-based incentive units that do not vest upon the consummation of a sale of the Parent Holdings shall be immediately forfeited upon such sale of the Parent Holdings with no compensation or other payment due to the employee and Board of Directors. No expense was recognized for the nine months ended September 31, 2025 and for the year ended December 31, 2024 for the performance-based incentive units as it is not probable that the performance conditions will be met.
Vested Class B incentive units that are performance-based incentive units are subject to a “Participation Threshold” before distribution of profit or distribution of sales proceeds from the sale of Parent Holdings. Unless otherwise determined by the Board of Directors (the “Board”) of Parent Holdings, on the date of each grant of Class B incentive units, pursuant to a grant made under an incentive unit grant agreement or similar agreement, the Board of Directors shall establish an initial "Participation Threshold" amount in respect of each Class B incentive unit granted on such date. The initial Participation Threshold in respect of a Class B incentive unit shall be equal to or greater than (i) the amount that would be distributed with respect to a Class A incentive unit ratably among Class A unitholders until the aggregate unreturned capital of Class A incentive units has been reduced to zero in a hypothetical transaction in which Parent Holdings sold all of its assets for Fair Market Value and distributed the proceeds therefrom in liquidation of Parent Holdings as determined immediately prior to the issuance of such Class B incentive unit, but taking into account all Capital Contributions, if any, with respect to any Unit issued as part of the issuance of such Class B incentive unit) minus (ii) the total Capital Contributions (if any) made by the holder receiving such Class B incentive unit with respect to all Class B incentive units received by such holder as part of the same issuance. Parent Holdings may periodically update the initial Participation Threshold from time to time as necessary to reflect any adjustments to the Participation Thresholds of outstanding Class B incentive units required. As of September 30, 2025, and December 31, 2024, the Participation Thresholds of Class B incentive units were $193.6 million and $193.5 million, respectively.
The following table summarizes incentive unit activity for the nine months ended September 30, 2025 and 2024:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Term (In Years)
Outstanding, January 1, 2024	17,594	1,000	3.61
Granted	681	1,000	—
Repurchased	(318)	1,000	—
Outstanding, September 30, 2024	17,957	$1,000	2.93
Outstanding, January 1, 2025	17,957	$1,000	2.68

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Term (In Years)
Granted	—	—	—
Repurchased	(239)	1,000	—
Forfeited	(756)	1,000	—
Outstanding, September 30, 2025	16,922	$1,000	2.00
Exercisable, September 30, 2025	3,201	$1,000	1.81

Under the valuation methodology theory underlying the option pricing model, the fair value of the Class B incentive units compensation is comprised of intrinsic and extrinsic values. Considering the specific features and attributes of the Class B incentive units, the entire fair value of the units is comprised of the underlying extrinsic value (i.e., the present value of the potential future benefits as of the respective measurement dates) while no value is assigned to the intrinsic value as of the nine months ended September 30, 2025 and 2024. The weighted-average grant date fair value of incentive unit awards granted during the nine months ended September 30, 2025 and 2024 were $382.20 and $381.31, respectively.
As of September 30, 2025, the remaining unrecognized compensation expense for the time-vesting incentive units were $1.1 million.
Note 15. Retirement plan
The Company has a defined contribution 401(k) retirement plan (the “401(k) Plan”), which covers union and non-union employees, to provide retirement benefits for all eligible employees. Employees, who are over 18 years of age and have completed 90 days of services, are eligible to participate in the 401(k) Plan. The 401(k) Plan allows eligible employees to make salary-deferred contributions up to 75% of their pre-tax annual compensation, as defined in the 401(k) Plan, as long the total contributed does not exceed the maximum annual amount under the Internal Revenue Code. Long-term part-time employees may be eligible to make payroll contributions to the 401(k) Plan if such long-term part-time employees work at least 500 hours but less than 1,000 hours during three consecutive 12-month periods. However, Long-term part-time employees may not be eligible for the employer contributions.
Union Employees – The 401(k) Plan has a profit-sharing feature that the Company makes an annual contribution of 2.5% of the employee’s eligible gross compensation each year from 2019 through 2025 based on the Summary of Benefits and Coverage document. Company contributions vest 100% upon the completion of the first year of service.
Non-Union Employees – The Company makes a semi-monthly Safe Harbor contribution of 100% of the employees’ contribution for that pay period for the first 3% and 50% of the remaining 2%, up to a maximum of 5% of the employee’s eligible gross compensation for that pay period. Company’s Safe Harbor contributions vest 100% immediately.
The Company’s employer portion of contributions, for the nine months ended September 30, 2025 and 2024, were $0.2 million and $0.2 million, respectively.
Note 16. Related party transaction
Management Fees
On July 19, 2021, the Company entered into a Professional Services Agreement with Emerald Lake, who will provide financial and management consulting services. Emerald Lake agreed to consult with the Company’s Board of Directors and the oversight of the management on business and financial matters including company strategy, budgeting of future Company investments, acquisition and divestiture strategies; and debt and equity financings. In consideration of Emerald Lake’s services, the Company pays to Emerald Lake an annual management fee (the “Management Fee”) the greater of $1.9 million or 1% of Emerald Lake Investment. The Management Fee is payable in cash in quarterly installments equal to the greater of $0.5 million and 0.25% of Emerald Lake Investment. The Management Fee for the nine months ended September 30, 2025 and 2024 is $1.4 million; and was reported in the selling, general, and

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
administrative expenses in the accompanying Condensed Consolidated Statements of Operations. As of September 30, 2025 and 2024, there are no unpaid management fees in the accompanying Condensed Consolidated Balance Sheets.
Parent Equity Incentive Pool Plan
Certain employees and members of the Board of Directors of the Company were granted participation in the Equity Incentive Pool Plan of Parent Holdings (the “Plan”). The Company recognizes unit-based compensation expenses for awards under the Plan and records the related expenses in its condensed consolidated financial statements as the costs are deemed to be for the benefit of the Company (see Note 14). The compensation expenses recognized under the Plan were recorded by the Company as member contribution.
Parent Holdings Class A Incentive Units and Subscription Notes Receivable
Parent Holdings offers Class A Incentive Units to certain employees and members of the Board of Directors through payments in cash or subscription notes receivable. The issuance of Class A Incentive Units is based on the value approved by the Board of Directors of Parent Holdings. Cash received by the Company on behalf of Parent Holdings for the issuance of Class A Incentive Units of Parent Holdings was recorded as member contribution since the cash is retained by the Company. The Company also collects payments on the subscription notes receivable on behalf of Parent Holdings annually through annual bonus. The bonus payments to employees applied to subscription notes receivable are recorded as member contribution. The Company may make cash payments on behalf of Parent Holdings to repurchase Class A Incentive Units due to termination or departure of an employee. The cash payments made by the Company on behalf of Parent Holdings are recorded as member distribution.
The activities of Class A Incentive units and subscription note receivable held by the Company’s employees and members of the Board of Directors are summarized as follows:

	Class A Incentive Units	Amount	Subscription Receivable
Outstanding, January 1, 2024	754	$800,000	$525,000
Issuance	57	100,000	—
Repurchase	(8)	(13,528)	(300,000)
Repayment	—	—	(60,000)
Outstanding, September 30, 2024	803	$886,472	$165,000
Outstanding, January 1, 2025	634	$777,057	$165,000
Issuance	—	—	—
Repurchase	(17)	(11,672)	(45,000)
Repayment	—	—	(51,549)
Outstanding, September 30, 2025	617	$765,385	$68,451

The Class A Incentive Units held by the Company’s Board of Directors for the periods ended September 30, 2025 and 2024 are 350 units in the amount of $0.4 million for both years. Subscription receivable is reported net of member’s equity account in the Consolidated Statements of Changes in Member’s Equity.

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Member Contribution and Member Distribution
The elements of member contribution were as follows:

	September 30, 2025	September 30, 2024
Cash contribution from member	$—	$7,191,457
Cash received on behalf of Parent Holdings for the issuance of Class A Incentive Units	—	1,883
Payments collected on the subscription notes receivable on behalf of Parent Holdings through annual bonus	51,549	60,000
Unit-based compensation expense	350,857	411,452
Total member contribution	$402,406	$7,664,792

The elements of member distribution were as follows:

	September 30, 2025	September 30, 2024
Tax distributions	$(3,495,265)	$(7,253,555)
Cash payments made on behalf of Parent Holdings to repurchase Class A Incentive Units due to termination or departure of an employee	(201,318)	(330,000)
Total member distribution	$(3,696,583)	$(7,583,555)

Note 17. Commitments and Contingencies
Leases
The Company enters into leases for warehouses, rail cars, forklifts, office equipment, office space and certain other types of property and equipment. The leases consist of operating and financing leases expiring in various years through 2030.
The elements of the lease costs were as follows for the nine months ended:

	September 30, 2025	September 30, 2024
Operating lease expense:
Operating lease expense	$636,096	$635,321
Finance lease expense:
Amortization of lease assets	$77,577	$69,231
Interest on lease liabilities	32,207	37,108
Total finance lease cost	$109,784	$106,339
Short term lease expense	$344,914	$584,041
Variable lease expense	632,341	385,276
Total lease expense	$1,723,135	$1,710,977

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Lease term and discount rate information related to leases was as follows as of nine months ended:

	September 30, 2025	September 30, 2024
Weighted-average remaining lease term (in years):
Operating leases	2.17	2.53
Finance leases	4.07	5.03
Weighted-average discount rate:
Operating leases	9.76%	19.98%
Finance leases	10.53%	10.68%

Supplemental cash flow information related to leases was as follows for the nine-month ended:

	September 30, 2025	September 30, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance lease	$32,207	$37,108
Operating cash flows from operating leases	$638,796	$632,089
Financing cash flows from finance lease	$59,301	$54,216
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$310,909	$1,243,375
Finance leases	$65,513	$—

Future maturities of lease liabilities for the remainder of 2025 and succeeding years are as follows as of September 30, 2025:

	Operating Leases	Finance Lease
2025	$231,115	$34,546
2026	769,316	138,184
2027	326,850	138,184
2028	105,554	111,460
2029	78,054	71,373
Thereafter	—	32,200
Total future undiscounted lease payments	1,510,889	525,947
Imputed interest	(171,412)	(99,061)
Present value of lease payments	1,339,477	426,886
Current portion	682,121	47,019
Long-term portion of lease payments	$657,356	$379,867

Contingencies
The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate outcome of these matters will not be material to the Company’s condensed consolidated financial position, results of operations, or cash flows.
Commitments
The Company is not contractually committed to any planned capital expenditure until actual orders are placed for equipment or services. As of September 30, 2025 and December 31, 2024, the Company had $12.0 million and
$11.0 million for open equipment and construction contracts, respectively.
Note 18. Segment Information
The Company operates as a single segment represented by our core business of producing evaporated and specialty salts serving consumer, food, pharmaceutical, and industrial customers throughout North America. Our Chief Operating

US SALT HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2025 and 2024 (UNAUDITED)
Decision Maker (“CODM”) neither manages the business nor deliberately allocates resources by service line, geography, or end market. One customer accounted for 14.3% and 14.6% of the Company’s total revenue during the nine months ended September 30, 2025 and 2024, respectively.
The CODM is our Chief Executive Officer. The CODM assesses performance for the Company and decides how to allocate resources based on significant expense categories that contribute to net income (loss), as outlined below. The CODM uses these varying results to prioritize the reinvestment of profits within the Company. These results are also used in assessing the Company’s performance and determining management’s compensation. The CODM does not review assets in evaluating the results of the Company, and therefore, such information is not presented.
The following tables provide the operating financial results of the Company for the nine months ended:

	September 30, 2025	September 30, 2024
Revenue	$98,290,999	$90,647,601
Cost of revenue	51,170,350	50,427,882
Depreciation, amortization and depletion	11,314,887	9,990,301
Selling expense	2,897,661	2,570,526
Administrative expense	3,205,266	2,790,575
Interest expense	16,157,308	18,699,817
Other segment items	2,929,496	4,039,873
Net income	$10,616,031	$2,128,627
Capital expenditures - purchases of plant, property and equipment	$(6,056,558)	$(8,416,453)

Other segment items include loss due to casualty; foreign currency gain (loss), unit-based compensation expenses, management fees paid to Emeral Lake, and certain non-recurring expenses including severance expense, and retention bonuses, consulting fees paid to Board of Director, and other consulting fees etc.
Note 19. Subsequent events
Management has performed an analysis of the activities and transactions subsequent to September 30, 2025 to determine the need for any adjustments to and disclosures within the condensed consolidated financial statements for the period ended September 30, 2025. Management has performed their analysis through December 23, 2025, the date the condensed consolidated financial statements were available to be issued.
On December 8, 2025, ContextLogic Holdings Inc. (“ContextLogic”), incorporated in the state of Delaware and traded on the OTC (Over-the-Counter) market under the trade symbol LOGC, entered into a Purchase Agreement (the “Purchase Agreement,” or the “Transaction”) with the various parties to acquire Parent Holdings and its subsidiaries, which include the Company. Under the proposed terms of the Purchase Agreement, the aggregated transaction consideration to be paid is approximately $907.5 million, subject to customary adjustments for working capital, cash, and debt. ContextLogic expected to fund the cash portion of the consideration through a combination of $215 million in new term debt and a $25 million of revolving facility, $115 million in rights offering and existing cash reserves. Additionally, ContextLogic will settle the estimated total indebtedness of $206 million of the Company. The transaction consideration also includes $324 million in rollover equity to ContextLogic, payment of estimated seller transaction expenses and employee ownership bonus payout, and $3 million of escrow funding and expense reserve funding. After these adjustments, the estimated cash consideration will be approximately $366 million. The board of directors of both ContextLogic and Parent Holdings have approved the proposed Purchase Agreement. The Transaction is expected to close in the first half of 2026 subject to customary approvals and closing conditions. ContextLogic intends to pursue a listing on a national securities exchange following the closing of the Transaction.